UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): November 13, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 (a) Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 13, 2008, the Company received correspondence from CBS Corporation, on behalf of Showtime Networks, Inc. (Showtime), that the sale of assets of ProElite, Inc. and its subsidiaries originally scheduled for November 17, 2008 has been adjourned for no less than two weeks from that date. The correspondence also confirmed that Showtime will provide the Company with notice of intention to schedule a sale of assets.

While the Company believes that Showtime had no right to schedule the asset sale, the Company is continuing discussions with potential strategic investors to secure financing sufficient to cure any possible default under the Showtime loan agreements. However, there is no assurance as to whether any such financing will be available or available on reasonable terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: November 19, 2008	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer